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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event report)      March 6, 2001
                                                    -------------



                             FIRST CINCINNATI, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

            Ohio                        000-22331                 31-1506058
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File number)          Identification No.)


11300 Cornell Park Drive, Suite 500, Cincinnati, Ohio                  43215
-----------------------------------------------------               -----------
(Address of principal executive offices)                            (Zip Code)




Registrant's telephone number, including area code         (513) 489-8849
                                                           --------------


                           Zaring National Corporation
                           ---------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On February 2, 2001, substantially all of the assets of Zaring National Corporation, now known as First Cincinnati, Inc. ("First Cincinnati"), and certain of its subsidiaries were sold to Drees Preferred Collection, Inc. ("Drees"). On that same day, Daniel W. Geeding, John H. Wyant and John R. Brooks resigned as directors of First Cincinnati. Pursuant to an action without a meeting of the remaining directors, Allen G. Zaring IV and Ronald Gratz were appointed to serve as directors.

         On February 2, 2001, certain officers also resigned, and new officers were elected. Daniel W. Jones resigned as President and Chief Operating Officer of First Cincinnati. The following officers resigned from their respective positions with Zaring Homes, Inc., a subsidiary of First Cincinnati: Douglas C. Hinger, Vice President of Operations and Process Control; Patricia A. Payne, Senior Vice President, Marketing and Sales; and David E. Metz, Executive Vice President. These individuals thereafter commenced employment with Drees. Pursuant to an action without a meeting of the directors of First Cincinnati, Allen G. Zaring III was elected Chairman of the Board, Ronald G. Gratz was elected President and Tracey D. Meyers was elected Secretary and Treasurer.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    March 6, 2001


                                            FIRST CINCINNATI, INC.



                                            By: /s/ Ronald G. Gratz
                                                ----------------------------
                                                Ronald G. Gratz
                                                President